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                                                                    Exhibit 23.1


                      (PRICEWATERHOUSECOOPERS LETTERHEAD)


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement pertaining to securities offered under the 2002 Employee Stock Option Plan, 2004 Employee Stock Option Plan and 2004 Employee Stock Purchase Plan of GigaMedia Limited of our report dated March 31, 2004, with respect to the consolidated financial statements of GigaMedia Limited and its subsidiaries included in the Annual Report (Form 20-F) for the year ended December 31, 2003.



By: /s/ PricewaterhouseCoopers
Taipei, Taiwan,
Republic of China
October 8, 2004